UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: March 8, 2018

KonaTel, Inc.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Former name or address, if changed since last report)

Delaware	001-10171	80-0000245
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

13601 Preston Road, # E816

Dallas, Texas 75240

(Address of Principal Executive Offices, Including Zip Code)

(214) 323-8410

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter or Rule 12b-2 of the Securities and Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

FORWARD-LOOKING STATEMENTS

This Current Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. We have based the forward-looking statements contained in this Current Report primarily on our current expectations about future events and trends that we believe may affect our current and proposed business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements are subject to risks, uncertainties, assumptions and other factors, including those described under the caption “Risk Factors” of Item 1A of our 10-K Annual Report for the fiscal year ended September 30, 2017, which is incorporated herein by reference in Item 9.01 below (the “2017 10-K”).  Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements used herein. Accordingly, we cannot assure you that the forward-looking statements in this Current Report will prove to be accurate, and therefore, prospective investors are encouraged not to place undue reliance on forward-looking statements. You should read this Current Report completely, and it should be read and considered with other reports or registration statements filed by us with the Securities and Exchange Commission (the “SEC”). Other than as required by law, we undertake no obligation to update or revise these forward-looking statements, even though our situation may change in the future.

NAME REFERENCES

Except as otherwise indicated by context, references to the “Company,” “we,” “our,” “us” and words of similar import refer to “KonaTel, Inc.,” a Delaware corporation, formerly named “Dala Petroleum Corp.,” which is the Registrant, and our wholly-owned subsidiary, KonaTel, Inc., a Nevada corporation (“KonaTel Nevada”), which we acquired by merger on December 18, 2017 (the “KonaTel Nevada Merger”).

CAUTIONARY STATEMENTS

We have a limited public float of 1,592,286 shares of our outstanding common stock, and there has been no established trading market in our common stock during the past three years. These factors may result in uncertainty and volatility in the trading price of our common stock that may not have any relation to our current or future prospects.  On or about September 29, 2017, our Application for continued quotation of our common stock on the OTC Markets Group OTCQB Tier (respectively, the “OTC Markets” and the “OTCQB Tier”) was not approved because of our limited public float and the high concentration of the ownership in our common stock in one entity, among other potential reasons. With the December 18, 2017, closing of the KonaTel Nevada Merger, the percentage of ownership of our common stock in limited holders has increased, with an aggregate of 25,600,000 shares being beneficially owned by two shareholders of our total outstanding shares of 31,942,286 shares (which takes into account the 4,750,000 shares referenced in Item 3.02 below) or approximately 80% of our outstanding shares.  For additional information about the KonaTel Nevada Merger, see our 8-KA Current Report dated November 15, 2017, which is incorporated herein by reference in Item 9.01 below (the “KonaTel Merger 8-K”).  No further Application can be made by us to the OTC Markets for further consideration of quotations of our common stock on the OCTQB Tier for at least six (6) months from the denial of our Application, or until on or about March 31, 2018.  Our common stock is currently quoted on the OTC Markets OTC Pink Tier (the “OTC Pink Tier”) under the trading symbol “KTEL.”

Item 3.02 Unregistered Sale of Equity Securities.

Effective on March 8, 2018, we sold an aggregate of 4,750,000 shares of our common stock in a private placement to “accredited investors” at a purchase price of $0.20 per share for gross proceeds of $950,000.  There were no underwriters involved in the offer or sale of these securities, and no commissions or other sales fees were paid in connection with the offer or sale of these securities.

These securities were offered and sold pursuant to an exemption from registration under the Securities Act provided in Section 4(a)(2) thereof, and pursuant to Rule 506(b) of Regulation D promulgated by the SEC under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

 (d)

Exhibits

Exhibits incorporated by reference:

10-K Annual Report for the fiscal year ended September 30, 2017, filed with the SEC on February 1, 2018.

8-KA Current Report dated November 15, 2017, filed with the SEC on December 20, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KONATEL, INC.

Date: March 9, 2018	By:	/s/ D. Sean McEwen
D. Sean McEwen
President, Chairman, Chief Executive Officer and Director

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